Exhibit 99.1

FOR IMMEDIATE RELEASE

Comverge Reports Third Quarter 2010 Financial Results

Norcross, GA., November 8, 2010 – Comverge, Inc. (NASDAQ: COMV), the leading provider of Intelligent Energy Management (IEM) solutions for Residential and Commercial + Industrial customers, today announced third quarter 2010 financial and operating results.

•	Record quarterly revenues of $51.7 million, a 56% increase over prior year

•	Awarded a $33 million contract expansion at TXU Energy for over 100,000 homes

•	Awarded a comprehensive residential and C&I pilot demand response contract with Public Service Company of Oklahoma

“The third quarter of 2010 was a busy and productive time for Comverge.  We established a new vision and brand for our company, secured several strategic residential customer wins, grew our C+I business and successfully kept the power on for hundreds of thousands of East Coast residents during a crippling heat wave,” said R. Blake Young, president and CEO, Comverge.  “Achieving all of this in the span of three months is a testament to our team and leading intelligent energy management solutions.  In addition to having a positive impact on our revenue for the third quarter, this also positions us to close out the year strongly and establishes the foundation for a highly successful 2011.”

Financial Summary

Third quarter revenues for 2010 were $51.7 million compared to $33.2 million in the third quarter of 2009, a 56% increase.  Revenues for both periods exclude revenues from our residential Virtual Peaking Capacity (VPC) contracts, which are deferred and recognized in the fourth quarter.

Gross margin for the third quarter of 2010 was 31.4% compared to 28.5% in the third quarter of 2009.   Gross margins are most meaningful when comparing on a 12 month basis due to the deferral of VPC contract revenues.  Deferred VPC contract revenues at September 30, 2010 were $18.8 million with a deferred gross margin of 73%, compared to a deferred gross margin of 53% at September 30, 2009.

Adjusted EBITDA for the third quarter of 2010 was a positive $1.0 million compared to a negative $3.9 million for the third quarter of 2009, a $4.9 million improvement.  Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization and non-cash stock compensation expense.

Net loss for the third quarter of 2010 was $1.4 million, or $0.06 per share basic and diluted, compared to a net loss of $9.4 million, or $0.44 per share basic and diluted for the third quarter of 2009, an improvement of $8.0 million. Net loss for the third quarter of 2010 included a one time expense of $0.9 million, or $0.04 per share basic and diluted, related to the previously announced restructuring and centralization of staff to our corporate headquarters.  Net loss for the third quarter of 2009 included a one time expense of $4.3 million, or $0.20 per share basic and diluted, related to the retirement of the Company's former CEO.

Excluding stock-based compensation charges and amortization expense of acquisition-related assets, net of tax effects, non-GAAP net income for the third quarter of 2010 was $0.2 million, or $0.01 per basic and diluted share, compared to a non-GAAP net loss of $4.9 million, or $0.23 per basic and diluted share, for the same period in 2009, a $5.1 million improvement.

Please refer to the financial schedules attached to this press release for reconciliation of GAAP to non-GAAP Adjusted EBITDA, net loss and net loss per share.

Business Highlights
Comverge third quarter 2010 business highlights include:

-
announced the extension and expansion of our support of the TXU Energy iThermostat(TM) program through 2012. Under the two-year $33 million renewable agreement, Comverge's IntelliSOURCE® Demand Response Management System, the industry's leading intelligent energy management platform, will empower an expanded program which includes the installation of more than 100,000 residential and commercial energy management devices;

-
announced we were selected by Public Service Company of Oklahoma (PSO), to deliver a comprehensive energy management pilot program to eligible residential and commercial customers. PSO's demand response program will be built on Comverge's IntelliSOURCE ® Demand Response Management System software, the industry's leading energy management software platform; and

-
increased total megawatts under management by 642 megawatts during the first nine months of 2010, 186 megawatts of which were added during the third quarter of 2010.  Total megawatts under management as of September 30, 2010 and December 31, 2009 were:

	9/30/10	12/31/09
Megawatts under long-term contracts, with regulatory approval	910	898
Megawatts under open market programs	1504	1194
Megawatts to be provided under turnkey programs	690	370
Megawatts managed for a fee	437	437
Total megawatts	3541	2899

Recent Developments

-	Added two new directors to the board, John McCarter and John Rego who together bring a combined 60 years experience in energy and finance.

-
Completed a 5 year $15 million convertible debt financing last week with Partners for Growth L.P. to strengthen our cash position thereby giving us the capital we need to fund our growth through at least 2011.

Current Outlook

We are revising our revenue outlook for full year 2010 and expect revenues to be in the range of $118 to $125 million, reflecting continuing weakness in the revenues reported under our energy efficiency contracts.  We also expect to grow total megawatts under management by 800 megawatts.

As of September 30, 2010, through our long-term capacity contracts, turnkey contracts and open market auction programs, we have approximately $615 million in total contracted future revenues.  Furthermore, we have been awarded 997 megawatts of capacity in the 2013 – 2014 PJM Reliability Pricing Model Base Residual Auction, or BRA.  In the event we secure adequate load capacity to meet our obligations under the 2013-2014 PJM BRA, we will have 4102 in total megawatts managed.

The above statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  The Company assumes no obligation to publicly update or revise its outlook.  Investors are reminded that actual results may differ from these estimates for the reasons described below under the caption “Caution Regarding Forward Looking Statements” and in our filings with the Securities and Exchange Commission.

Additional Information

Comverge will discuss these results for the third quarter 2010 as well as its expectations for the future in a conference call scheduled today at 9:00 a.m. ET.  To participate in the call, dial 877-334-1969 or 760-666-3589 for international participants.

Additionally, the results will be reported in the Investor Relations section on Comverge's website at http://ir.comverge.com.  An audio replay of the call will be available beginning November 8, 2010 at 1:00 p.m. and available until November 16, 2010 at 12:00 a.m. EST (midnight) by dialing in 800-642-1687 (706- 645-9291 for international participants) and using conference code number 18630863.

Additional financial information can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which has been filed today with the Securities and Exchange Commission.

About Comverge
With more than 500 utility and 2,100 commercial customers, as well as five million deployed residential devices, Comverge brings unparalleled industry knowledge and experience to offer the most reliable, easy-to-use, and cost-effective intelligent energy management programs.  We deliver the insight and control that enables energy providers and consumers to optimize their power usage through the industry’s only proven, comprehensive set of technology, services and information management solutions.  For more information, visit www.comverge.com.

Caution Regarding Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected revenue guidance, projected contracted revenues, projected regulatory changes or approvals, the amount of revenue and megawatts that will be generated by long-term contracts or open market programs and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes or grid operator rule changes, regulatory approval of our contracts, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed today. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Regulation G Disclosure - Non-GAAP Financial Information
Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliations below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Contact:

Investor Relations	Media Relations
Dan Pfeffer	Marie Bahl
VP, Treasurer-Investor Relations	Senior Director of Corporate Marketing
678-802-8302, invest@comverge.com	678-802-8371, pr@comverge.com

SCHEDULE 1
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Product	$5,798	$6,263	$16,553	$16,176
Service	45,937	26,932	65,610	41,864
Total revenue	51,735	33,195	82,163	58,040
Cost of revenue
Product	4,588	3,793	12,594	9,879
Service	30,928	19,948	43,278	28,451
Total cost of revenue	35,516	23,741	55,872	38,330
Gross profit	16,219	9,454	26,291	19,710
Operating expenses
General and administrative expenses	10,496	12,419	27,808	28,409
Marketing and selling expenses	4,634	4,340	13,478	12,782
Research and development expenses	1,664	1,158	4,572	3,483
Amortization of intangible assets	536	553	1,608	1,657
Operating loss	(1,111)	(9,016)	(21,175)	(26,621)
Interest and other expense, net	214	376	567	940
Loss before income taxes	(1,325)	(9,392)	(21,742)	(27,561)
Provision for income taxes	55	52	170	159
Net loss	$(1,380)	$(9,444)	$(21,912)	$(27,720)

Net loss per share (basic and diluted)	$(0.06)	$(0.44)	$(0.89)	$(1.29)

Weighted average shares used in computation	24,718,710	21,551,171	24,638,815	21,442,715

SCHEDULE 2
COMVERGE, INC.
SEGMENT INFORMATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Utility Products & Services	$12,526	$9,185	$32,712	$23,785
Residential Business	2,332	2,285	6,700	9,256
Commercial & Industrial Business	36,877	21,725	42,751	24,999
Total Revenue	$51,735	$33,195	$82,163	$58,040

Cost of Revenue:
Utility Products & Services	$8,936	$5,506	$23,044	$13,745
Residential Business	1,335	1,272	3,939	5,605
Commercial & Industrial Business	25,245	16,963	28,889	18,980
Total Cost of Revenue	$35,516	$23,741	$55,872	$38,330

Gross Profit:
Utility Products & Services	$3,590	$3,679	$9,668	$10,040
Residential Business	997	1,013	2,761	3,651
Commercial & Industrial Business	11,632	4,762	13,862	6,019
Total Gross Profit	$16,219	$9,454	$26,291	$19,710

SCHEDULE 3
COMVERGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Cash and cash equivalents	$10,396	$16,069
Restricted cash	1,735	3,000
Marketable securities	21,543	34,409
Billed accounts receivable, net	14,853	8,119
Unbilled accounts receivable	28,300	11,873
Inventory, net	8,124	6,605
Deferred costs	5,785	1,715
Other current assets	1,579	938
Total current assets	92,315	82,728

Restricted cash	3,539	2,636
Property and equipment, net	19,914	18,340
Intangible assets, net	6,698	8,779
Goodwill	8,179	8,179
Other assets	254	235
Total assets	$130,899	$120,897
Liabilities and Shareholders' Equity
Accounts payable	$4,688	$6,874
Accrued expenses	27,296	11,574
Deferred revenue	22,032	5,890
Current portion of long-term debt	3,000	3,000
Other current liabilities	6,994	5,648
Total current liabilities	64,010	32,986

Deferred revenue	2,170	1,203
Long-term debt	7,500	9,750
Other liabilities	2,717	2,914
Total long-term liabilities	12,387	13,867
Shareholders' equity
Common stock	25	25
Additional paid-in capital	261,174	258,660
Treasury stock	(224)	(63)
Accumulated deficit	(206,508)	(184,596)
Accumulated other comprehensive income	35	18
Total shareholders' equity	54,502	74,044
Total liabilities and shareholders' equity	$130,899	$120,897

SCHEDULE 4
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(1,380)	$(9,444)	$(21,912)	$(27,720)
Adjustments to net loss to net cash flows
from operating activities
Depreciation	390	298	966	810
Amortization of intangible assets	709	724	2,121	2,089
Stock-based compensation	1,010	3,986	2,335	6,803
Other	521	136	1,022	780
Changes in operating assets and liabilities	(909)	1,512	5,565	23,860
Net cash provided by (used in) operating activities	341	(2,788)	(9,903)	6,622

Cash flows from investing activities
Changes in restricted cash	(852)	(928)	362	(39)
Maturities (purchases) of marketable securities, net	3,259	(5,796)	12,314	973
Purchases of property and equipment	(1,849)	(4,425)	(5,765)	(13,011)
Net cash provided by (used in) investing activities	558	(11,149)	6,911	(12,077)

Cash flows from financing activities
Borrowings (payments) under debt facilities, net	(750)	2,803	(2,250)	8,552
Other	(185)	128	(431)	131
Net cash provided by (used in) financing activities	(935)	2,931	(2,681)	8,683

Net change in cash and cash equivalents	(36)	(11,006)	(5,673)	3,228
Cash and cash equivalents at beginning of period	10,432	33,805	16,069	19,571
Cash and cash equivalents at end of period	$10,396	$22,799	$10,396	$22,799

For Schedules 5 and 6, see footnote (1) Reconciliation of Non-GAAP Financial Measures to comparable U.S. GAAP measures which follows Schedule 6.

SCHEDULE 5
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(1,380)	$(9,444)	$(21,912)	$(27,720)
Depreciation and amortization	1,099	1,022	3,087	2,899
Interest expense, net	235	459	592	1,007
Provision for income taxes	55	52	170	159
EBITDA	9	(7,911)	(18,063)	(23,655)
Non-cash stock compensation expense	1,010	3,986	2,335	6,803
Adjusted EBITDA	$1,019	$(3,925)	$(15,728)	$(16,852)

SCHEDULE 6
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(1,380)	$(9,444)	$(21,912)	$(27,720)
Non-cash stock compensation expense	1,010	3,986	2,335	6,803
Amortization of intangible assets from acquisitions	532	548	1,596	1,643
Provision for income taxes	55	52	170	159
Non-GAAP net income (loss)	$217	$(4,858)	$(17,811)	$(19,115)

Net loss per share (basic and diluted)	$(0.06)	$(0.44)	$(0.89)	$(1.29)
Non-cash stock compensation expense	0.05	0.18	0.10	0.31
Amortization of intangible assets from acquisitions	0.02	0.03	0.06	0.08
Provision for income taxes	0.00	0.00	0.01	0.01
Non-GAAP net income (loss) per share (basic and diluted)	$0.01	$(0.23)	$(0.72)	$(0.89)

Weighted average shares used in computation (basic)	24,718,710	21,551,171	24,638,815	21,442,715

Weighted average shares used in computation (diluted)	25,047,449	21,551,171	24,638,815	21,442,715

(1) Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude certain expenses required by GAAP, such as depreciation, amortization, interest expense and stock-based compensation. The Company's basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company's operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

•
EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies to assess operating performance for companies in our industry. Depreciation is a necessary element of our costs and our ability to generate revenue. We do not believe that this expense is indicative of our core operating performance because the depreciable lives of assets vary greatly depending on the maturity terms of our VPC contracts. The clean energy sector has experienced recent trends of increased growth and new company development, which have led to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense). Management views interest expense as a by-product of capital structure decisions and, therefore, it is not indicative of our core operating performance.

•
We define Adjusted EBITDA as EBITDA before stock-based compensation expense. Management does not believe that stock-based compensation is indicative of our core operating performance because the stock-based compensation is the result of stock-based incentive awards which require a noncash expense to be recorded in the financial statements. Management uses EBITDA and Adjusted EBITDA as part of internal reporting and forecasting and believes it is helpful in analyzing operating results.

•
We believe that the presentation of non-GAAP net loss, which is a measure that adjusts for the impact of stock-based compensation expense and amortization expense for acquisition-related assets, provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, is useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

•
Although stock-based compensation is an important aspect of the compensation of our employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based award, and generally cannot be changed or influenced by management after the grant.

•
The Company does not acquire intangible assets on a predictable cycle.  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition. In addition to amortization expense, the Company records tax expense related to tax deductible goodwill, arising from certain prior acquisitions. These expenses generally cannot be changed or influenced by management after the acquisition.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company's performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net loss and net loss per share) and should not be considered measures of the Company's liquidity.